Exhibit (f)

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LETTER OF CONFIRMATION

We hereby confirm that by the resolution of the Board of Directors of Turkcell Ìletişim Hizmetleri A.Ş. dated 25 January 2011 and numbered 795, the following decisions have been taken and the resolution has been manually signed by each of the members of the Board of Directors named below:

Mr. M. Süreyya Ciliv and Mr. Koray Öztükler acting jointly shall have all corporate power and authority to select and appoint the Depositary for the Company's ADR facility and to take all necessary or desirable actions to implement such decision, including the signature of all related agreements in the name of the Company.

Mr. M. Süreyya Ciliv and Mr. Serkan Okandan have been appointed to act jointly, to act as true and lawful attorney-in-fact and agent of board members COLIN J. WILLIAMS, MEHMET BÜLENT ERGIN, G. NAZLI KARAMEHMET WILLIAMS, TERO ERKKI KIVISAARI, OLEG ADOLFOVIC MALIS, KARIN BIRGITTA ELIASSON and ALEXEY EVGENIEVICH KHUDYAKOV, with full power of substitution, for him/her and in his/her name, place and stead, in any and all such capacities, to sign the new Form F-6 of the Company, and in both cases any and all Statement or any amendments to the existing Form F-6 of the Company, and in both cases any and all amendments, including post-effective amendments, and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Emre Alpman
Emre Alpman
Legal Counsel
Head of Capital Markets & Corporate Governance Compliance Division
Turkcell Ìletişim Hizmetleri A.Ş.

/s/ Banu Şensivas
Banu Şensivas
Legal Counsel
Head of Corporate Legal Affairs
Turkcell Ìletişim Hizmetleri A.Ş.